Birmingham, Alabama
                                                             December 7, 2005

                                   ADDENDUM IV

This Addendum IV ("Addendum IV") is an addendum to the July 27, 2005 Real Estate Note ("Note") executed by D. W. Grimsley, Jr., on behalf of Automotive Services Group, LLC ("ASG") (the "Undersigned"), the Future Advance Mortgage Assignment of Rents and Leases and Security Agreement ("Security Agreement") executed by the Undersigned on July 27, 2005, Addendum I ("Addendum I") dated August 10, 2005, Addendum II dated September 23, 2005 ("Addendum II"), and Addendum III dated October 20, 2005 ("Addendum III"). The Note, Security Agreement and Addendum I, II and III are fully incorporated by reference in this Addendum IV.

The Undersigned, for value received, promises to pay to the order of AULT GLAZER BODNAR ACQUISITION FUND, LLC, the sum of twenty two thousand dollars ($22,000.00) ("Advance") together with interest upon the unpaid portion thereof from the date at the rate of three percent (3%) above the "Prime Rate" as published in The Wall Street Journal. This advance was to fund construction costs. This note is secured by mortgage on real estate, executed to the payee herein.

This Addendum IV fully incorporates by reference the Note, Security Agreement and Addendum I, II and III for an aggregate Advance to date in the amount of $932,838.00.

This Addendum IV is given, executed and delivered under the seal of the Undersigned.


                                Automotive Services Group, LLC


                                /s/ Darrell W. Grimsley, Jr.
                                ----------------------------------------------
                                By: Darrell W. Grimsley, Jr.